AMENDMENT NO. 1
TO
MONITORING AND MANAGEMENT SERVICES AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Monitoring and Management Services Agreement, dated as of November 18, 2005, by and between Chicken Acquisition Corp., a Delaware corporation (the "Company") and Trimaran Fund Management, L.L.C., a Delaware limited liability company (“Trimaran") (the “Monitoring Agreement”) is entered into as of this 26th day of December, 2007 by and among the Company, Trimaran and Freeman Spogli & Co. V, L.P. (“FS”), a Delaware limited partnership. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to such term in the Monitoring Agreement.

RECITALS

WHEREAS, Section 13 of the Monitoring Agreement provides that the Agreement may be amended or modified with the approval of Trimaran and the Company, respectively; and

WHEREAS, in connection with the closing under the Unit Purchase Agreement (the "Unit Purchase Agreement") entered into on the date hereof by and among the Company, FS Equity Partners V, L.P., FS Affiliates V, L.P. and Peter Starrett, Trimaran Pollo Partners L.L.C. and the other signatories thereto, FS and the Company desire to amend the Monitoring Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the other signatories hereto, intending to be legally bound hereby, agree as follows:

1.  Amendments.

1.1.     Preamble and Recitals.

1.1.1. The Preamble shall be amended to read in its entirety as follows:

This Monitoring and Management Services Agreement (this “Agreement”) is made as of December 26, 2007, by and between Chicken Acquisition Corp., a Delaware corporation (the “Company”), Trimaran Fund Management, L.L.C., a Delaware limited liability company (“Trimaran” or the (“Original Advisor” ) and Freeman Spogli & Co. V, L.P., a Delaware limited partnership (“FS” and FS, together with Trimaran, each an “Advisor” and together the “Advisors”).

1.1.2. The Recitals to the Agreement shall be amended as follows:

 Each instance of the term “Advisor” in the recitals to the Agreement shall be amended to read “Original Advisor.”

 Each instance of the term “Advisor” in the body of the Agreement shall be amended to read “Advisors,” with such corresponding and confirming changes as may be necessary.

1.2.      Term.

   1.2.1. Section 1 of the Monitoring Agreement shall be amended to read in its entirety as follows:

Term.  This Agreement shall commence on the Closing Date, with respect to Trimaran, and on the date hereof, with respect to FS, and shall terminate as to each Advisor on the date which such Advisor elects, in its sole and absolute discretion, to terminate this Agreement by providing written notice of such election to the Company (such period, the “Term”, and the date upon which the Term ends with respect to each advisor, a “Termination Date”).

1.3.      Monitoring and Management Services Fee.

   1.3.1. Section 3(a) of the Monitoring Agreement shall be amended to read in its entirety as follows:

 In consideration of the Advisors’ undertaking to provide monitoring and management services hereunder, the Company shall pay (i) Trimaran (or its designees) an annual Monitoring Fee (the "Trimaran Monitoring Fee") in an aggregate amount for each fiscal year equal to $357,000, and (ii) FS (or its designees) an annual Monitoring Fee (the "FS Monitoring Fee" and together with the Trimaran Monitoring Fee, the “Monitoring Fee”) in an aggregate amount for each fiscal year equal to $143,000.  The Monitoring Fee shall be payable quarterly in advance (as more fully described in Section 3(c) below) commencing on December 31, 2007 and ending on the Termination Date.  The Monitoring Fees shall be payable by the Company whether or not the Company actually requests that the Advisor provide the services described in Section 2 above.  The Monitoring Fees shall be fully earned when due and payable.

   1.3.2. Section 3(b) of the Monitoring Agreement shall be amended to read in its entirety as follows:

[Reserved.]

   1.3.3. Section 3(c) of the Monitoring Agreement shall be amended to read in its entirety as follows:

Except as otherwise provided in this Section 3(c) hereof, all subsequent payments of the Monitoring Fee shall be in quarterly installments, payable on the first business day of each applicable fiscal quarter, in an amount equal to $89,250 per quarter, in the case of the Trimaran Monitoring Fee, and $35,750 per quarter, in the case of the FS Monitoring Fee; provided, if this Agreement terminates on a date other than the last day of a fiscal quarter, the final payment of the Monitoring Fee will be prorated based on the actual number of days from and including the date of termination and the Advisors shall promptly return any excess amount to the Company.

1.4.      Transaction Fees.

1.4.1. Section 4 of the Monitoring Agreement shall be amended to read in its entirety as follows:

(a)  [Reserved.]

(b)  During the Term, the Company shall provide Trimaran a right of first offer to serve as financial advisor in connection with any initial public offering, merger, sale of the stock or substantially all the assets, recapitalization, reorganization or similar transaction of the Company or its any of its subsidiaries.  If Trimaran agrees to serve as financial advisor with respect to any such transaction, Trimaran (or its designees) and FS (or its designees) shall be entitled to receive (i) an aggregate fee in connection with each such transaction (or series of concurrent transactions) equal to 2% of the gross transaction value of such transaction (or series of concurrent transactions), which fee shall be shared between Trimaran and FS so that FS will receive a fee equal to 28.57% of the total fee and (ii) an amount equal to the reasonable out-of-pocket expenses of Trimaran and FS in connection with such transaction (or series of concurrent transactions).

(c)  If this Agreement is terminated in connection with the consummation of an initial public offering of the Company or any of its subsidiaries, Trimaran shall be entitled to an additional, one-time fee equal to $1,786,000 and FS shall be entitled to an additional, one-time fee equal to $714,000.

1.5.      Notices.

1.5.1. Section 8 of the Monitoring Agreement shall be amended to insert the following address for Freeman Spogli:

 If to FS, to:

                                                                        c/o Freeman Spogli & Co. V, L.P.
                                                                        11100 Santa Monica Boulevard
                                                                        Suite 1900
                                                                        Los Angeles, CA  90025
                                                                        Tel:  310-444-1822
                                                                        Fax:  310-444-1870
                                                                        Attention: John M. Roth

With copies to:

                                                                        Bingham McCutchen LLP
                                                                        355 South Grand Avenue, Suite 4400
                                                                        Los Angeles, CA 90071-3106
                                                                        Telephone: (213) 680-6400
                                                                        Telecopier: (213) 680-6499
                                                                        Attention: Richard J. Welch, Esq.

1.5.2. Section 8 with respect to notices sent to the Company shall be amended to read in its entirety as follows:

                                                                        Chicken Acquisition Corp.
                                                                        c/o Trimaran Fund Management, L.L.C.
                                                                        1325 Avenue of the Americas, 34th Floor
                                                                        New York, New York 10019
                                                                        Attn:  Alberto Robaina
                                                                        Telephone:  (212) 616-3750
                                                                        Fax:  (212) 616-3704

1.6.      Entire Agreement; Amendments; Modification; Governing Law.

1.6.1. Section 13 of the Monitoring Agreement shall be amended to read in its entirety as follows:

The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.  No amendments or modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

2.   Reference to and Effect upon the Agreement.  Except as specifically set forth above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not constitute an amendment of any provision of the Agreement, except as specifically set forth herein.

3.   Headings.  The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Amendment.

4.   Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

[ Execution Page Follows ]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

CHICKEN ACQUISITION CORP.

By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer
Title: Vice President

TRIMARAN FUND MANAGEMENT, L.L.C.

By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer
Title: Managing Member

[ Amendment No. 1 to Managing and Monitoring Agreement ]

FREEMAN SPOGLI & CO. V, L.P.
	By:	Freeman Spogli & Co. V, LLC,
its General Partner

By:	/s/ John M. Roth
	Name:	John M. Roth
	Title:	Managing Member

[ Amendment No. 1 to Managing and Monitoring Agreement ]

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